Exhibit g(6)







FORM OF

CUSTODIAN AGREEMENT
Dated as of: ___________
Between
Each of the Investment Companies Listed on
Appendix "A" Attached Hereto
and
The Bank of New York

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TABLE OF CONTENTS
ARTICLE                                                                         Page
I. APPOINTMENT OF CUSTODIAN                                                     1
II. POWERS AND DUTIES OF CUSTODIAN                                              1
 2.01  Safekeeping                                                              1
 2.02  Manner of Holding Securities                                             1
 2.03  Security Purchases                                                       2
 2.04  Exchanges of Securities                                                  2
 2.05  Sales of Securities                                                      2
 2.06  Depositary Receipts                                                      3
 2.07  Exercise of Rights;  Tender Offers                                       3
 2.08  Stock Dividends, Rights, Etc.                                            3
 2.09  Options                                                                  3
 2.10  Futures Contracts                                                        4
 2.11  Borrowing                                                                4
 2.12  Interest Bearing Deposits                                                4
 2.13  Foreign Exchange Transactions                                            5
 2.14  Securities Loans                                                         5
 2.15  Collections                                                              5
 2.16  Dividends, Distributions and Redemptions                                 6
 2.17  Proceeds from Shares Sold                                                6
 2.18  Proxies, Notices, Etc.                                                   6
 2.19  Bills and Other Disbursements                                            6
 2.20  Nondiscretionary Functions                                               6
 2.21  Bank Accounts                                                            7
 2.22  Deposit of Fund Assets in Securities Systems                             7
 2.23  Other Transfers                                                          8
 2.24  Establishment of Segregated Account                                      8
 2.25  Custodian's Books and Records .                                          8
 2.26  Opinion of Fund's Independent Certified Public
       Accountants                                                              9
 2.27  Reports of Independent Certified Public Accountants                      9
 2.28  Overdraft Facility                                                       9
III. PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS
     AND RELATED MATTERS                                                        10
 3.01  Proper Instructions and Special Instructions                             10
 3.02  Authorized Persons                                                       10
 3.03  Persons Having Access to Assets of the  Portfolios                       11
 3.04  Actions of the Custodian Based on Proper Instructions and
       Special Instructions                                                     11
IV. SUBCUSTODIANS                                                               11
 4.01  Domestic Subcustodians                                                   11
 4.02  Foreign Subcustodians and Interim Subcustodians                          11
 4.03  Special Subcustodians                                                    12
 4.04  Termination of a Subcustodian                                            13
 4.05  Certification Regarding Foreign Subcustodians                            13
V. STANDARD OF CARE; INDEMNIFICATION                                            13
 5.01  Standard of Care                                                         13
 5.02  Liability of Custodian for Actions of Other Persons                      14
 5.03  Indemnification                                                          15
 5.04  Investment Limitations                                                   15
 5.05  Fund's Right to Proceed                                                  16
VI. COMPENSATION                                                                16
VII. TERMINATION                                                                16
 7.01  Termination of Agreement in Full                                         16
 7.02  Termination as to One or More Portfolios                                 17
VIII. DEFINED TERMS                                                             17
IX. MISCELLANEOUS                                                               18
 9.01  Execution of Documents, Etc                                              18
 9.02  Representative Capacity; Nonrecourse Obligations                         18
 9.03  Several Obligations of the Portfolios                                    18
 9.04  Representations and Warranties                                           18
 9.05  Entire Agreement                                                         19
 9.06  Waivers and Amendments                                                   19
 9.07  Interpretation                                                           19
 9.08  Captions                                                                 20
 9.09  Governing Law                                                            20
 9.10  Notices                                                                  20
 9.11  Assignment                                                               20
 9.12  Counterparts                                                             20
 9.13  Confidentiality; Survival of Obligations                                 20

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APPENDICES
 Appendix "A" - List of Portfolios
 Appendix "B" - List of Foreign Subcustodians and Special
                Subcustodians
 Appendix "C" - Procedures Relating to Custodian's Security Interest

Exhibit g(6)

FORM OF
CUSTODIAN AGREEMENT

 AGREEMENT made as of the     day of        between each of the
Investment Companies Listed on Appendix "A" hereto, as the same may be amended from time to time (each a "Fund" and collectively the "Funds") and The Bank of New York (the "Custodian").

W I T N E S S E T H

 WHEREAS, the Fund may, from time to time organize one or more series of shares, in addition to the series set forth in Appendix "A" attached hereto, each of which shall represent an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Appendix "A" being hereinafter referred to individually, as a "Portfolio," and collectively, as the "Portfolios"); and

 WHEREAS, the Fund desires to appoint the Custodian as custodian on behalf of the Portfolios in accordance with the provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed so to act as custodian.

 NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

APPOINTMENT OF CUSTODIAN

 On behalf of the Portfolios, the Fund hereby employs and appoints the Custodian as a custodian, subject to the terms and provisions of this Agreement. The Fund shall deliver to the Custodian, or shall cause to be delivered to the Custodian, cash, securities and other assets owned by the Portfolios from time to time during the term of this Agreement and shall specify the Portfolio to which such cash, securities and other assets are to be specifically allocated.

ARTICLE II

POWERS AND DUTIES OF CUSTODIAN

 As custodian, the Custodian shall have and perform the powers and duties set forth in this Article II. Pursuant to and in accordance with Article IV hereof, the Custodian may appoint one or more Subcustodians (as hereinafter defined) to exercise the powers and perform the duties of the Custodian set forth in this Article II and references to the Custodian in this Article II shall include any Subcustodian so appointed.

 Section 2.01. Safekeeping. The Custodian shall keep safely all cash, securities and other assets of the Portfolios delivered to the Custodian and, on behalf of the Portfolios, the Custodian shall, from time to time, accept delivery of cash, securities and other assets for safekeeping.

 Section 2.02.  Manner of Holding Securities.

  (a) The Custodian shall at all times hold securities of the Portfolios either: (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form; or (ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of
Section 2.22 below.

  (b) The Custodian shall at all times hold registered securities of each Portfolio in the name of the Custodian, the Portfolio or a nominee of either of them, unless specifically directed by Proper Instructions to hold such registered securities in so-called street name; provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of a Portfolio, or only assets held by Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.

 Section 2.03. Security Purchases. Upon receipt of Proper Instructions (as hereinafter defined), the Custodian shall pay for and receive securities purchased for the account of a Portfolio, provided that payment shall be made by Custodian only upon receipt of the securities: (a) by the Custodian; (b) by a clearing corporation of a national securities exchange of which the Custodian is a member; or
(c) by a Securities System. Notwithstanding the foregoing, upon receipt of Proper Instructions: (i) in the case of a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book-entry into the Account (as hereinafter defined) maintained with such Securities System by the Custodian, provided that the Custodian's instructions to the Securities system require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account; (ii) in the case of time deposits, call account deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 2.09, 2.10, 2.12 and 2.13 hereof, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; and (iv) in the case of the purchase of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the receipt of such securities and the payment therefor take place in different countries, the Custodian may receive delivery of such securities and make payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Article V hereof. For purposes of this Agreement, an "Institutional Client" shall mean a major commercial bank, corporation, insurance company, or substantially similar institution, which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.

 Section 2.04. Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall exchange securities held by it for the account of a Portfolio for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities, and shall deposit any such securities in accordance with the terms of any reorganization or protective plan. The Custodian shall, without receiving Proper Instructions: surrender securities in temporary form for definitive securities; surrender securities for transfer into the name of the Custodian, a Portfolio or a nominee of either of them, as permitted by Section 2.02(b); and surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or a nominee of the Custodian.

 Section 2.05. Sales of Securities. Upon receipt of Proper Instructions, the Custodian shall make delivery of securities which have been sold for the account of a Portfolio, but only against payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 2.22 hereof.
Notwithstanding the foregoing: (i) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; (ii) in the case of the sale of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the delivery of such securities and receipt of payment therefor take place in different countries, the Custodian may deliver such securities and receive payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Article V hereof; and (iii) in the case of securities held in physical form, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.

 Section 2.06. Depositary Receipts. Upon receipt of Proper Instructions, the Custodian shall surrender securities to the depositary used for such securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian or a nominee of the Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate. Upon receipt of Proper Instructions, the Custodian shall surrender ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian.

 Section 2.07. Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall promptly notify the Fund of such action in writing by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing.

 Section 2.08. Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights and other items of like nature and, upon receipt of Proper Instructions, take action with respect to the same as directed in such Proper Instructions.

 Section 2.09. Options. Upon receipt of Proper Instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, the Fund relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by a Portfolio;
(b) deposit and maintain in a segregated account, securities (either physically or by book-entry in a Securities System), cash or other assets; and (c) pay, release and/or transfer such securities, cash or other assets in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded, or such other organization as may be responsible for handling such option transactions. The Fund and the broker-dealer shall be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

 Section 2.10. Futures Contracts. Upon receipt of Proper Instructions, or pursuant to the provisions of any futures margin procedural agreement among the Fund, on behalf of any Portfolio, the Custodian and any futures commission merchant (a "Procedural Agreement"), the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by a Portfolio; (b) deposit and maintain in a segregated account, cash, securities and other assets designated as initial, maintenance or variation "margin" deposits intended to secure the Portfolio's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Portfolio, in accordance with the provisions of any Procedural Agreement designed to comply with the rules of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (c) release assets from and/or transfer assets into such margin accounts only in accordance with any such Procedural Agreements. The Fund and such futures commission merchant shall be responsible for the sufficiency of assets held in the segregated account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

 Section 2.11. Borrowing. Upon receipt of Proper Instructions, the Custodian shall deliver securities of a Portfolio to lenders or their agents, or otherwise establish a segregated account as agreed to by the Fund and the Custodian, as collateral for borrowings effected by the Fund on behalf of a Portfolio, provided that such borrowed money is payable by the lender (a) to or upon the Custodian's order, as Custodian for such Portfolio, and (b) concurrently with delivery of such securities.

 Section 2.12.  Interest Bearing Deposits.

 Upon receipt of Proper Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to collectively, as "Interest Bearing Deposits") for the account of a Portfolio, the Custodian shall purchase such Interest Bearing Deposits in the name of a Portfolio with such banks or trust companies (including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian) (hereinafter referred to as "Banking Institutions") and in such amounts as the Fund may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. Dollars or other currencies, as the Fund may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Portfolio appropriate notation as to the amount and currency of each such Interest Bearing Bank Deposit, the accepting Banking Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such account, if any, as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to the Fund for Interest Bearing Deposits accepted on the Custodian's books in the United States shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those accepted on the Custodian's books, (a) the Custodian shall be responsible for the collection of income as set forth in
Section 2.15 and the transmission of cash and instructions to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such Banking Institution to pay upon demand. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the Fund deems necessary or appropriate to cause each such Interest Bearing Deposit Account to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

Section 2.13.  Foreign Exchange Transactions

 (a) Foreign Exchange Transactions Other than as Principal. Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with such currency brokers or Banking Institutions as the Fund may determine and direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 2.25. The Custodian shall have no duty with respect to the selection of the currency brokers or Banking Institutions with which the Fund deals or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.

 (b) Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to the Fund its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with the Custodian as principal. The Custodian shall be responsible for the selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option.

 (c) Payments. Notwithstanding anything to the contrary contained herein, upon receipt of Proper Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

 Section 2.14. Securities Loans. Upon receipt of Proper Instructions, the Custodian shall, in connection with loans of securities by a Portfolio, deliver securities of such Portfolio to the borrower thereof prior to receipt of the collateral, if any, for such borrowing; provided that, in cases of loans of securities secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the securities of the Portfolio to the borrower thereof only upon receipt of the collateral for such borrowing.

 Section 2.15. Collections. The Custodian shall, and shall cause any Subcustodian to: (a) collect amounts due and payable to the Fund with respect to portfolio securities and other assets of each Portfolio;
(b) promptly credit to the account of each Portfolio all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Fund; (c) promptly endorse and deliver any instruments required to effect such collections; and (d) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income or other payments with respect to portfolio securities and other assets of each Portfolio, or in connection with the transfer of such securities or other assets; provided, however, that with respect to portfolio securities registered in so-called street name, the Custodian shall use its best efforts to collect amounts due and payable to the Fund. The Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing if any amount payable with respect to portfolio securities or other assets of the Portfolios is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default.

 Section 2.16. Dividends, Distributions and Redemptions. The Custodian shall promptly release funds or securities: (a) upon receipt of Proper Instructions, to one or more Distribution Accounts designated by the Fund in such Proper Instructions; or (b) upon receipt of Special Instructions, as otherwise directed by the Fund, for the purpose of the payment of dividends or other distributions to shareholders of the Portfolios, and payment to shareholders who have requested repurchase or redemption of their shares of the Portfolio(s) (collectively, the "Shares"). For purposes of this Agreement, a "Distribution Account" shall mean an account established at a Banking Institution designated by the Fund in Special Instructions.

 Section 2.17. Proceeds from Shares Sold. The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by the Fund, and shall promptly credit such funds to the account(s) of the applicable Portfolio(s). The Custodian shall promptly notify the Fund of Custodian's receipt of cash in payment for Shares issued by the Fund by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing.
Upon receipt of Proper Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions and at a time agreed upon between the Custodian and the Fund; and (b) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of the Portfolios.

 Section 2.18. Proxies, Notices, Etc. The Custodian shall deliver to the Fund, in the most expeditious manner practicable, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by the Portfolios that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Proper Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

 Section 2.19. Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, all bills, statements, or other obligations of the Portfolios.

 Section 2.20. Nondiscretionary Functions. The Custodian shall attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other assets of the Portfolios held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

 Section 2.21.  Bank Accounts

 (a) Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a bank account or accounts (hereinafter referred to collectively, as "Bank Accounts") on the books of the Custodian or any Subcustodian provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts in countries other than the United States may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books in the United States shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to the Fund for deposits accepted on any Subcustodian's books shall be governed by the provisions of Section 5.02.

 (b) Accounts With Other Banking Institutions. The Custodian may open and operate Bank Accounts on behalf of a Portfolio, in the name of the Custodian or a nominee of the Custodian, at a Banking Institution other than the Custodian or any Subcustodian, provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. Subject to the provisions of Section 5.01(a), the Custodian shall be responsible for the selection of the Banking Institution and for the failure of such Banking Institution to pay according to the terms of the deposit.

 (c) Deposit Insurance. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 2.21 to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

 Section 2.22. Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by the Portfolios in: (a) The Depository Trust Company; (b) the Participants Trust Company; (c) any book-entry system as provided in (i) Subpart O of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31 CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115; or (d) any other domestic clearing agency registered with the Securities and Exchange Commission ("SEC") under
Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the Securities and Exchange Commission to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies) which acts as a securities depository and the use of which the Fund has previously approved by Special Instructions (as hereinafter defined) (each of the foregoing being referred to in this Agreement as a "Securities System"). Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

  (A) The Custodian may deposit and/or maintain securities held hereunder in a Securities System, provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which Account shall not contain any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers.

  (B) The books and records of the Custodian shall at all times identify those securities belonging to each Portfolio which are maintained in a Securities System.

  (C) The Custodian shall pay for securities purchased for the account of a Portfolio only upon (w) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and (x) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Portfolio. The Custodian shall transfer securities sold for the account of a Portfolio only upon (y) receipt of advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and (z) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio. Copies of all advices from the Securities System relating to transfers of securities for the account of a Portfolio shall identify such Portfolio, shall be maintained for the Portfolio by the Custodian. The Custodian shall deliver to the Fund on the next succeeding business day daily transaction reports which shall include each day's transactions in the Securities System for the account of each Portfolio. Such transaction reports shall be delivered to the Fund or any agent designated by the Fund pursuant to Proper Instructions, by computer or in such other manner as the Fund and Custodian may agree in writing.

  (D) The Custodian shall, if requested by the Fund pursuant to Proper Instructions, provide the Fund with all reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

  (E) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System (except the federal book-entry system) on behalf of any Portfolio as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of the Portfolios maintained with such Securities System.

 Section 2.23. Other Transfers. Upon receipt of Special Instructions, the Custodian shall make such other dispositions of securities, funds or other property of the Portfolios in a manner or for purposes other than as expressly set forth in this Agreement, provided that the Special Instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of funds and/or securities to be delivered, and the name of the person or persons to whom delivery is to be made, and shall otherwise comply with the provisions of Sections 3.01 and 3.03 hereof.

 Section 2.24. Establishment of Segregated Account. Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Portfolio, into which account or accounts may be transferred cash and/or securities or other assets of such Portfolio, including securities maintained by the Custodian in a Securities System pursuant to Section 2.22 hereof, said account or accounts to be maintained:
(a) for the purposes set forth in Sections 2.09, 2.10 and 2.11 hereof;
(b) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; or (c) for such other purposes as set forth, from time to time, in Special Instructions.

 Section 2.25. Custodian's Books and Records. The Custodian shall provide any assistance reasonably requested by the Fund in the preparation of reports to Fund shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the accounts of the Portfolios as required by the rules and regulations of the SEC applicable to investment companies registered under the 1940 Act, including: (a) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in transfer, (ii) securities in physical possession, (iii) securities borrowed, loaned or collateralizing obligations of the Portfolios, (iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), and (v) dividends and interest received; and (c) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the Fund and in compliance with the rules and regulations of the SEC, including, but not limited to, books and records required to be maintained by Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be the property of the Fund and shall be available during normal business hours for inspection and use by the Fund and its agents, including, without limitation, its independent certified public accountants. Notwithstanding the preceding sentence, the Funds shall not take any actions or cause the Custodian to take any actions which would cause, either directly or indirectly, the Custodian to violate any applicable laws, regulations or orders.

 Section 2.26. Opinion of Fund's Independent Certified Public Accountants. The Custodian shall take all reasonable action as the Fund may request to obtain from year to year favorable opinions from the Fund's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's Form N-1A and the Fund's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

 Section 2.27. Reports by Independent Certified Public Accountants. At the request of the Fund, the Custodian shall deliver to the Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund and as may reasonably be obtained by the Custodian.

 Section 2.28. Overdraft Facility. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Portfolio for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Portfolio, the Custodian may, in its discretion, provide an overdraft (an "Overdraft") to the Fund on behalf of such Portfolio, in an amount sufficient to allow the completion of such payment. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund on behalf of the applicable Portfolio at a rate agreed upon in writing, from time to time, by the Custodian and the Fund. The Custodian and the Fund acknowledge that the purpose of such Overdrafts is to temporarily finance the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency expenses not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund in writing (an "Overdraft Notice") of any Overdraft by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing. At the request of the Custodian, the Fund, on behalf of a Portfolio, shall pledge, assign and grant to the Custodian a security interest in certain specified securities of the Portfolio, as security for Overdrafts provided to such Portfolio, under the terms and conditions set forth in Appendix "C" attached hereto.

ARTICLE III

PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS
AND RELATED MATTERS

 Section 3.01.  Proper Instructions and Special Instructions.

 (a) Proper Instructions. As used herein, the term "Proper Instructions" shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the Fund by one or more Authorized Persons (as hereinafter defined);
(ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the Fund by one or more Authorized Persons; provided, however, that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions in the form of oral communications shall be confirmed by the Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. The Fund and the Custodian are hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

 (b) Special Instructions. As used herein, the term "Special Instructions" shall mean Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the Fund or any other person designated by the Treasurer of the Fund in writing, which countersignature or confirmation shall be
(i)included on the same instrument containing the Proper Instructions or on a separate instrument relating thereto, and (ii) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

 (c) Address for Proper Instructions and Special Instructions. Proper Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the Fund.

 Section 3.02. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian, duly certified as appropriate by a Treasurer or Assistant Treasurer of the Fund, a certificate setting forth: (a) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund (collectively, the "Authorized Persons" and individually, an "Authorized Person"); and (b) the names, titles and signatures of those persons authorized to issue Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate which deletes the name(s) of a person previously authorized to give Proper Instructions or to issue Special Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Special Instructions.

 Section 3.03. Persons Having Access to Assets of the Portfolios. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, Trustee, officer, employee or agent of the Fund shall have physical access to the assets of any Portfolio held by the Custodian nor shall the Custodian deliver any assets of a Portfolio for delivery to an account of such person; provided, however, that nothing in this Section 3.03 shall prohibit (a) any Authorized Person from giving Proper Instructions, or any person authorized to issue Special Instructions from issuing Special Instructions, so long as such action does not result in delivery of or access to assets of any Portfolio prohibited by this Section 3.03; or (b) the Fund's independent certified public accountants from examining or reviewing the assets of the Portfolios held by the Custodian. The Fund shall deliver to the Custodian a written certificate identifying such Authorized Persons, Trustees, officers, employees and agents of the Fund.

 Section 3.04. Actions of Custodian Based on Proper Instructions and Special Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions or Special Instructions, as the case may be, and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.

ARTICLE IV

SUBCUSTODIANS

 The Custodian may, from time to time, in accordance with the relevant provisions of this Article IV, appoint one or more Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians and Special Subcustodians to act on behalf of a Portfolio. (For purposes of this Agreement, all duly appointed Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians, and Special Subcustodians are hereinafter referred to collectively, as "Subcustodians.")

 Section 4.01. Domestic Subcustodians. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under
Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"); provided, that, the Custodian shall notify the Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty
(30) days prior to appointment of such Domestic Subcustodian, and the Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If following notice by the Custodian to the Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, the Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its subcustodian.

 Section 4.02.  Foreign Subcustodians and Interim Subcustodians.

 (a) Foreign Subcustodians. The Custodian may, at any time and from time to time, appoint: (i) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under
Section 17(f) of the 1940 Act and the rules and regulations thereunder or by order of the Securities and Exchange Commission exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian in countries other than the United States of America (a "Foreign Subcustodian"); provided, that, prior to the appointment of any Foreign Subcustodian, the Custodian shall have obtained written confirmation of the approval of the Board of Trustees or other governing body or entity of the Fund on behalf of the applicable Portfolio(s) (which approval may be withheld in the sole discretion of such Board of Trustees or other governing body or entity) with respect to (i) the identity and qualifications of any proposed Foreign Subcustodian, (ii) the country or countries in which, and the securities depositories or clearing agencies, if any, through which, any proposed Foreign Subcustodian is authorized to hold securities and other assets of the Portfolio(s), and (iii) the form and terms of the subcustodian agreement to be entered into between such proposed Foreign Subcustodian and the Custodian. Each such duly approved Foreign Subcustodian and the countries where and the securities depositories and clearing agencies through which they may hold securities and other assets of the Funds shall be listed on Appendix "B" attached hereto, as it may be amended, from time to time, in accordance with the provisions of Section 9.05(c) hereof. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian to effect the appropriate arrangements with a proposed foreign subcustodian, including obtaining approval as provided in this Section 4.02(a). The Custodian shall not amend any subcustodian agreement entered into with a Foreign Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement, which materially affect the Fund's rights or the Foreign Subcustodian's obligations or duties to the Fund under such agreement, except upon prior approval pursuant to Special Instructions.

 (b) Interim Subcustodians. Notwithstanding the foregoing, in the event that a Portfolio shall invest in a security or other asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and the Custodian shall, upon receipt of Special Instructions, appoint any Person designated by the Fund in such Special Instructions to hold such security or other asset. (Any Person appointed as a subcustodian pursuant to this Section 4.02(b) is hereinafter referred to as an "Interim Subcustodian.")

 Section 4.03. Special Subcustodians. Upon receipt of Special Instructions, the Custodian shall, on behalf of the Fund for one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) establishing a joint trading account for the Portfolios and other registered open-end management investment companies for which Fidelity Management & Research Company serves as investment adviser, through which the Portfolios and such other investment companies shall collectively participate in certain repurchase transactions; (iii) providing depository and clearing agency services with respect to certain variable rate demand note securities; and (iv) effecting any other transactions designated by the Fund in Special Instructions. (Each such designated subcustodian is hereinafter referred to as a "Special Subcustodian.") Each such duly appointed Special Subcustodian shall be listed on Appendix "B" attached hereto, as it may be amended from time to time in accordance with the provisions of Section 9.05(c) hereof. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by the Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

 Section 4.04.  Termination of a Subcustodian.  The Custodian shall
(i) cause each Domestic Subcustodian and Foreign Subcustodian to, and
(ii) use its best efforts to cause each Interim Subcustodian and Special Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian is unable to cause such Subcustodian to fully perform its obligations thereunder, the Custodian shall forthwith, upon the receipt of Special Instructions, terminate such Subcustodian with respect to the Fund and, if necessary or desirable, appoint a replacement Subcustodian in accordance with the provisions of Section 4.01 or Section 4.02, as the case may be. In addition to the foregoing, the Custodian (A) may, at any time in its discretion, upon written notification to the Fund, terminate any Domestic Subcustodian, Foreign Subcustodian or Interim Subcustodian, and (B) shall, upon receipt of Special Instructions, terminate any Subcustodian with respect to the Fund, in accordance with the termination provisions under the applicable subcustodian agreement.

 Section 4.05. Certification Regarding Foreign Subcustodians. Upon request of the Fund, the Custodian shall deliver to the Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which and the securities depositories and clearing agents through which each such Foreign Subcustodian is then holding cash, securities and other assets of any Portfolio; and (iii) such other information as may be requested by the Fund to ensure compliance with Rule 17(f)-5 under the 1940 Act.

ARTICLE V

STANDARD OF CARE; INDEMNIFICATION

 Section 5.01.  Standard of Care.

 (a) General Standard of Care. The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to the Fund for all loss, damage and expense suffered or incurred by the Fund or the Portfolios resulting from the failure of the Custodian to exercise such reasonable care and diligence.

 (b) Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any subcustodian, securities depository or securities system utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person's control and which could not reasonably be anticipated and/or prevented by such Person.

 (c) Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any loss, damage or expense to the Fund or any Portfolio, (i) the Custodian shall, (ii) the Custodian shall cause any applicable Domestic Subcustodian or Foreign Subcustodian to, and (iii) the Custodian shall use its best efforts to cause any applicable Interim Subcustodian or Special Subcustodian to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Fund and the Portfolios.

 (d) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the Fund, or (ii) at the expense of the Custodian, such other counsel as the Fund and the Custodian may agree upon; provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 5.01(a).

 (e) Expenses of the Fund. In addition to the liability of the Custodian under this Article V, the Custodian shall be liable to the Fund for all reasonable costs and expenses incurred by the Fund in connection with any claim by the Fund against the Custodian arising from the obligations of the Custodian hereunder including, without limitation, all reasonable attorneys' fees and expenses incurred by the Fund in asserting any such claim, and all expenses incurred by the Fund in connection with any investigations, lawsuits or proceedings relating to such claim; provided, that the Fund has recovered from the Custodian for such claim.

 (f) Liability for Past Records.   The Custodian shall have no
liability in respect of any loss, damage or expense suffered by the Fund, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Fund by entities other than the Custodian prior to the Custodian's employment hereunder.

 Section 5.02.  Liability of Custodian for Actions of Other Persons.

 (a) Domestic Subcustodians and Foreign Subcustodians. The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian or any Foreign Subcustodian to the same extent as if such action or omission were performed by the Custodian itself. In the event of any loss, damage or expense suffered or incurred by the Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian would otherwise be liable, the Custodian shall promptly reimburse the Fund in the amount of any such loss, damage or expense.

 (b) Interim Subcustodians.  Notwithstanding the provisions of Section
5.01 to the contrary, the Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund or any Portfolio resulting from the actions or omissions of an Interim Subcustodian unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided, however, in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against such Interim Subcustodian to protect the interests of the Fund and the Portfolios.

 (c) Special Subcustodians.  Notwithstanding the provisions of Section
5.01 to the contrary and except as otherwise provided in any subcustodian agreement to which the Custodian, the Fund and any Special Subcustodian are parties, the Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund or any Portfolio resulting from the actions or omissions of a Special Subcustodian, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided, however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against any Special Subcustodian to protect the interests of the Fund and the Portfolios.

 (d) Securities Systems.  Notwithstanding the provisions of Section
5.01 to the contrary, the Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund or any Portfolio resulting from the use by the Custodian of a Securities System, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided, however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System to protect the interests of the Fund and the Portfolios.

 (e) Reimbursement of Expenses. The Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with the fulfillment of its obligations under this Section 5.02; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

 Section 5.03.  Indemnification.

 (a) Indemnification Obligations. Subject to the limitations set forth in this Agreement, the Fund agrees to indemnify and hold harmless the Custodian and its nominees from all loss, damage and expense (including reasonable attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian in the performance of its duties and obligations under this Agreement; provided, however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian or its nominee. In addition, the Fund agrees to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such Person, resulting from the fact that securities and other property of the Portfolios are registered in the name of such Person; provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against any Person.

 (b) Notice of Litigation, Right to Prosecute, Etc. The Fund shall not be liable for indemnification under this Section 5.03 unless a Person shall have promptly notified the Fund in writing of the commencement of any litigation or proceeding brought against such Person in respect of which indemnity may be sought under this Section
5.03. With respect to claims in such litigation or proceedings for which indemnity by the Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from the Fund to any Person, the Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Fund may be subject to an indemnification obligation; provided, however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if the Fund has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding. If the Fund is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Person shall reasonably prosecute such litigation or proceeding. A Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Fund with adequate notice of any such settlement or judgment, and without the Fund's prior written consent. All Persons shall submit written evidence to the Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as the Fund may reasonably request.

 Section 5.04. Investment Limitations. If the Custodian has otherwise complied with the terms and conditions of this Agreement in performing its duties generally, and more particularly in connection with the purchase, sale or exchange of securities made by or for a Portfolio, the Custodian shall not be liable to the Fund and the Fund agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian and its nominees arising out of any violation of any investment or other limitation to which the Fund is subject.

 Section 5.05. Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, the Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Subcustodian, Securities System, or other Person for loss, damage or expense caused the Fund by such Subcustodian, Securities System, or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that the Fund has not been made whole for any such loss or damage. If the Custodian makes the Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System or other Person. Upon the Fund's election to enforce any rights of the Custodian under this Section 5.05, the Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by the Fund; provided that, so long as the Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 5.03 hereof with respect to such claim, the Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by the Fund without the Custodian's consent and provided further, that if the Fund has not made an acknowledgement of its obligation to indemnify, the Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with the Fund and take all actions reasonably requested by the Fund in connection with the Fund's enforcement of any rights of the Custodian. The Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with the fulfillment of its obligations under this Section 5.05; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

ARTICLE VI

COMPENSATION

 On behalf of each Portfolio, the Fund shall compensate the Custodian in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and the Fund.

ARTICLE VII

TERMINATION

 Section 7.01. Termination of Agreement in Full. This Agreement shall continue in full force and effect until the first to occur of:
(a) termination by the Custodian by an instrument in writing delivered or mailed to the Fund, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by the Fund by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by the Fund by written notice delivered to the Custodian, based upon the Fund's determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as the Fund shall designate. In the event of termination pursuant to this Section 7.01, the Fund shall make payment of all accrued fees and unreimbursed expenses within a reasonable time following termination and delivery of a statement to the Fund setting forth such fees and expenses. The Fund shall identify in any notice of termination a successor custodian to which the cash, securities and other assets of the Portfolios shall, upon termination of this Agreement, be delivered. In the event that no written notice designating a successor custodian shall have been delivered to the Custodian on or before the date when termination of this Agreement shall become effective, the Custodian may deliver to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities and other assets held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement. In the event that securities and other assets remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Fund shall remain in full force and effect. In the event of the appointment of a successor custodian, it is agreed that the cash, securities and other property owned by the Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

 Section 7.02. Termination as to One or More Portfolios. This Agreement may be terminated as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Appendix "A" deleting such Portfolios pursuant to Section 9.05(b) hereof, in which case termination as to such deleted Portfolios shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Appendix "A" which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 7.01 as to the identification of a successor custodian and the delivery of cash, securities and other assets of the Portfolio(s) so deleted, and shall not affect the obligations of the Custodian and the Fund hereunder with respect to the other Portfolios set forth in Appendix "A," as amended from time to time.

ARTICLE VIII

DEFINED TERMS

 The following terms are defined in the following sections:

Term                                       Section
Account                                    2.22
ADRs                                       2.06
Authorized Person(s)                       3.02
Banking Institution                        2.12(a)
Business Day                               Appendix "C"
Bank Accounts                              2.21
Distribution Account                       2.16
Domestic Subcustodian                      4.01
Foreign Subcustodian                       4.02(a)
Institutional Client                       2.03
Interim Subcustodian                       4.02(b)
Overdraft                                  2.28
Overdraft Notice                           2.28
Person                                     5.01(b)
Portfolio                                  Preamble
Procedural Agreement                       2.10
Proper Instructions                        3.01(a)
SEC                                        2.22
Securities System                          2.22
Shares                                     2.16
Special Instructions                       3.01(b)
Special Subcustodian                       4.03
Subcustodian                               Article IV
1940 Act                                   Preamble

ARTICLE IX

MISCELLANEOUS

 Section 9.01.  Execution of Documents, Etc.

  (a) Actions by the Fund. Upon request, the Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

  (b) Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to the Fund or to such other parties as the Fund may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

 Section 9.02. Representative Capacity; Nonrecourse Obligations. A COPY OF THE DECLARATION OF TRUST OF THE FUND IS ON FILE WITH THE SECRETARY OF THE STATE OF THE FUND'S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEES OF THE FUND AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, SHAREHOLDERS OR PARTNERS OF THE FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE PORTFOLIOS. THE CUSTODIAN AGREES THAT NO SHAREHOLDER, TRUSTEE, OFFICER OR PARTNER OF THE FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF THE FUND ARISING OUT OF THIS AGREEMENT.

 Section 9.03. Several Obligations of the Portfolios. WITH RESPECT TO ANY OBLIGATIONS OF THE FUND ON BEHALF OF THE PORTFOLIOS ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS ARISING UNDER SECTIONS 2.28, 5.03, 5.05 and ARTICLE VI HEREOF, THE CUSTODIAN SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH THE FUND HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN INSTRUMENT WITH RESPECT TO EACH PORTFOLIO.

 Section 9.04.  Representations and Warranties.

  (a) Representations and Warranties of the Fund. The Fund hereby represents and warrants that each of the following shall be true, correct and complete at all times during the term of this Agreement:
(i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end management investment company under the 1940 Act; and (ii) the execution, delivery and performance by the Fund of this Agreement are (w) within its power,
(x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Fund's corporate charter, Declaration of Trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional Information.

  (b) Representations and Warranties of the Custodian. The Custodian hereby represents and warrants that each of the following shall be true, correct and complete at all times during the term of this
Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian to open-end management investment companies under the provisions of the 1940 Act; and (ii) the execution, delivery and performance by the Custodian of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Custodian's corporate charter, or other organizational document, or bylaws, or any amendment thereof.

 Section 9.05. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between the Fund and the Custodian.

 Section 9.06. Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (a) Appendix "A" listing the Portfolios for which the Custodian serves as custodian may be amended from time to time to add one or more Portfolios, by the Fund's execution and delivery to the Custodian of an amended Appendix "A", and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian; (b) Appendix "A" may be amended from time to time to delete one or more Portfolios (but less than all of the Portfolios), by the Fund's execution and delivery to the Custodian of an amended Appendix A", in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Custodian and the Fund in writing; (c) Appendix "B" listing Foreign Subcustodians and Special Subcustodians approved by the Fund may be amended from time to time to add or delete one or more Foreign Subcustodians or Special Subcustodians by the Fund's execution and delivery to the Custodian of an amended Appendix "B", in which case such amendment shall take effect immediately upon execution by the Custodian; and (d) Appendix "C" setting forth the procedures relating to the Custodian's security interest may be amended only by an instrument in writing executed by the Fund and the Custodian.

 Section 9.07. Interpretation. In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

 Section 9.08. Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

 Section 9.09. Governing Law. Insofar as any question or dispute may arise in connection with the custodianship of foreign securities pursuant to an agreement with a Foreign Subcustodian that is governed by the laws of the State of New York, the provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York, provided that in all other instances this Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, in each case without giving effect to principles of conflicts of law.

 Section 9.10. Notices. Except in the case of Proper Instructions or Special Instructions, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid to the parties at the following addresses:

  (a) If to the Fund:

   c/o Fidelity Management & Research Company
   82 Devonshire Street
   Boston, Massachusetts 02109
   Attn:  Gary L. French
   Telephone:  (617) 570-6556
   Telefax:  (617) 742-1231

  (b) If to the Custodian:
   __________________________
   __________________________
   __________________________
   Attn:______________________
   Telephone:  (___)___________
   Telefax:  (___)______________

or to such other address as either party may have designated in writing to the other party hereto.

 Section 9.11. Assignment. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that, subject to the provisions of Section 7.01 hereof, neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

 Section 9.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

 Section 9.13. Confidentiality; Survival of Obligations. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner of the Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section 9.13 and Sections 9.01, 9.02, 9.03, 9.09, Section 2.28, Section 3.04, Section
7.01, Article V and Article VI hereof and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

 IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

[SIGNATURE LINES OMITTED]




Exhibit g(6)

FORM OF

APPENDIX "C" TO THE
CUSTODIAN AGREEMENT BETWEEN
EACH OF THE INVESTMENT COMPANIES
LISTED ON APPENDIX "A' THERETO
and
THE BANK OF NEW YORK
Dated as of ________

PROCEDURES RELATING TO CUSTODIAN'S SECURITY INTEREST

 As security for any Overdrafts (as defined in the Custodian
Agreement) of any Portfolio, the Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a security interest in Collateral (as hereinafter defined), under the terms, circumstances and conditions set forth in this Appendix "C".

 Section 1. Defined Terms. As used in this Appendix "C" the following terms shall have the following respective meanings:

 (a) "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which the Custodian is closed for business.

 (b) "Collateral" shall mean, with respect to any Portfolio, the securities having a fair market value (as determined in accordance with the procedures set forth in the prospectus for the Portfolio) equal to the aggregate of all Overdraft Obligations of such Portfolio:
(i) identified in any Pledge Certificate executed on behalf of such Portfolio; or (ii) designated by the Custodian for such Portfolio pursuant to Section 3 of this Appendix C. Such securities shall consist of marketable securities held by the Custodian on behalf of such Portfolio or, if no such marketable securities are held by the Custodian on behalf of such Portfolio, such other securities designated by the Fund in the applicable Pledge Certificate or by the Custodian pursuant to Section 3 of this Appendix C.

 (c) "Overdraft Obligations" shall mean, with respect to any Portfolio, the amount of any outstanding Overdraft(s) provided by the Custodian to such Portfolio together with all accrued interest thereon.

 (d) "Pledge Certificate" shall mean a Pledge Certificate in the form attached to this Appendix "C" as Schedule 1 executed by a duly authorized officer of the Fund and delivered by the Fund to the Custodian by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

 (e) "Release Certificate" shall mean a Release Certificate in the form attached to this Appendix "C" as Schedule 2 executed by a duly authorized officer of the Custodian and delivered by the Custodian to the Fund by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

 (f) "Written Notice" shall mean a written notice executed by a duly authorized officer of the party delivering the notice and delivered by facsimile transmission or in such other manner as the Fund and the Custodian shall agree in writing.

 Section 2. Pledge of Collateral. To the extent that any Overdraft Obligations of any Portfolio are not satisfied within one (1) Business Day after receipt by the Fund of a Written Notice requesting security for such Overdraft Obligation and stating the amount of such Overdraft Obligation, the Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a first priority security interest, by delivering to the Custodian, a Pledge Certificate executed by the Fund on behalf of such Portfolio describing the applicable Collateral. Such Written Notice may, in the discretion of the Custodian, be included within or accompany the Overdraft Notice relating to the applicable Overdraft Obligations.

 Section 3. Failure to Pledge Collateral. In the event that the Fund shall fail: (a) to pay, on behalf of the applicable Portfolio, the Overdraft Obligation described in such Written Notice; (b) to deliver to the Custodian a Pledge Certificate pursuant to Section 2; or (c) to identify substitute securities pursuant to Section 6 upon the sale or maturity of any securities identified as Collateral, the Custodian may, by Written Notice to the Fund specify Collateral which shall secure the applicable Overdraft Obligation. The Fund, on behalf of any applicable Portfolio, hereby pledges, assigns and grants to the Custodian a first priority security interest in any and all Collateral specified in such Written Notice; provided that such pledge, assignment and grant of security shall be deemed to be effective only upon receipt by the Fund of such Written Notice.

 Section 4. Delivery of Additional Collateral. If at any time the Custodian shall notify the Fund by Written Notice that the fair market value of the Collateral securing any Overdraft Obligation is less than the amount of such Overdraft Obligation, the Fund, on behalf of the applicable Portfolio, shall deliver to the Custodian, within one (1) Business Day following the Fund's receipt of such Written Notice, an additional Pledge Certificate describing additional Collateral. If the Fund shall fail to deliver such additional Pledge Certificate, the Custodian may specify Collateral which shall secure the unsecured amount of the applicable Overdraft Obligation in accordance with
Section 3 of this Appendix C.

 Section 5. Release of Collateral. Upon payment by the Fund of any Overdraft Obligation secured by the pledge of Collateral, the Custodian shall promptly deliver to the Fund a Release Certificate pursuant to which the Custodian shall release Collateral from the lien under the applicable Pledge Certificate or Written Notice pursuant to
Section 3 having a fair market value equal to the amount paid by the Fund on account of such Overdraft Obligation. In addition, if at any time the Fund shall notify the Custodian by Written Notice that the Fund desires that specified Collateral be released and: (a) that the fair market value of the Collateral securing any Overdraft Obligation shall exceed the amount of such Overdraft Obligation; or (b) that the Fund has delivered a Pledge Certificate substituting Collateral for such Overdraft Obligation, the Custodian shall deliver to the Fund, within one (1) Business Day following the Custodian's receipt of such Written Notice, a Release Certificate relating to the Collateral specified in such Written Notice.

 Section 6. Substitution of Collateral. The Fund may substitute securities for any securities identified as Collateral by delivery to the Custodian of a Pledge Certificate executed by the Fund on behalf of the applicable Portfolio, indicating the securities pledged as Collateral.

 Section 7. Security for Individual Portfolios' Overdraft Obligations. The pledge of Collateral by the Fund on behalf of any individual Portfolio shall secure only the Overdraft Obligations of such Portfolio. In no event shall the pledge of Collateral by one Portfolio be deemed or considered to be security for the Overdraft Obligations of any other Portfolio.

 Section 8. Custodian's Remedies. Upon (a) the Fund's failure to pay any Overdraft Obligation of a Portfolio within thirty (30) days after receipt by the Fund of a Written Notice demanding security therefore, and (b) one (1) Business Day's prior Written Notice to the Fund, the Custodian may elect to enforce its security interest in the Collateral securing such Overdraft Obligation, by taking title to (at the then prevailing fair market value), or selling in a commercially reasonable manner, so much of the Collateral as shall be required to pay such Overdraft Obligation in full. Notwithstanding the provisions of any applicable law, including, without limitation, the Uniform Commercial Code, the remedy set forth in the preceding sentence shall be the only right or remedy to which the Custodian is entitled with respect to the pledge and security interest granted pursuant to any Pledge Certificate or Section 3, without limiting the foregoing, the Custodian hereby waives and relinquishes all contractual and common law rights of set off to which it may now or hereafter be or become entitled with respect to any obligations of the Fund to the Custodian arising under this Appendix C to the Agreement.

 IN WITNESS WHEREOF, each of the parties has caused this Appendix to be executed in its name and behalf on the day and year first above written.

[SIGNATURE LINES OMITTED]




Exhibit g(6)

FORM OF
APPENDIX "A"
TO
CUSTODIAN AGREEMENT
BETWEEN
The Bank of New York and each of the following Investment Companies Dated as of ________

The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of December 1, 1994:

FUND                            PORTFOLIO                        EFFECTIVE AS OF:

Fidelity Aberdeen Street Trust  Fidelity Freedom Income Fund     August 31, 1996

                                Fidelity Freedom 2000 Fund       August 31, 1996

                                Fidelity Freedom 2010 Fund       August 31, 1996

                                Fidelity Freedom 2020 Fund       August 31, 1996

                                Fidelity Freedom 2030 Fund       August 31, 1996

Fidelity Advisor Series II      Fidelity Advisor Government      December 1, 1994
                                Investment Fund

                                Fidelity Advisor High Income     August 30, 1999
                                Fund (1)

                                Fidelity Advisor High Yield      December 1, 1994
                                Fund

                                Fidelity Advisor Intermediate    December 1, 1994
                                Bond Fund

                                Fidelity Advisor Mortgage        December 1, 1994
                                Securities Fund

                                Fidelity Advisor Short           December 1, 1994
                                Fixed-Income Fund

                                Fidelity Advisor Strategic       December 1, 1994
                                Income Fund

Fidelity Advisor Series IV      Fidelity Institutional           December 1, 1994
                                Short-Intermediate
                                Government Fund

                                Fidelity Real Estate High        December 1, 1994
                                Income Fund

Boston Street Trust (1)         Fidelity Target Timeline 2001    January 18, 1996

                                Fidelity Target Timeline 2003    January 18, 1996

Fidelity Charles Street Trust   Spartan Investment Grade Bond    December 1, 1994
                                Fund

Fidelity Commonwealth Trust     Fidelity Intermediate Bond Fund  December 1, 1994

Fidelity Concord Street Trust   Fidelity U.S. Bond Index Fund    December 1, 1994

Fidelity Covington Trust        Fidelity Real Estate High        May 16, 1996
                                Income Fund II

Colchester Street Trust         Domestic Portfolio               September 14,1995

                                Money Market Portfolio           September 14, 1995

                                Government Portfolio             September 14, 1995

                                Treasury Portfolio               September 14, 1995

                                Treasury Only Portfolio          September 14, 1995

                                Tax-Exempt Portfolio             September 14, 1995

Fidelity Fixed-Income Trust     Fidelity Short-Term Bond Fund    December 1, 1994

                                Fidelity Investment Grade        December 1, 1994
                                Bond Fund

                                Spartan Government Income Fund   December 1, 1994

                                Fidelity High Income Fund        December 1, 1994

Fidelity Hereford Street Trust  Spartan Money Market Fund        December 1, 1994

                                Spartan U.S. Government Money    September 14, 1995
                                Market Fund

                                Spartan U.S. Treasury Money      September 14, 1995
                                Market Fund

Fidelity Income Fund            Fidelity Ginnie Mae Fund         December 1, 1994

                                Fidelity Intermediate            December 1, 1994
                                Government Income Fund

Fidelity Money Market Trust     Retirement Government Money      September 14, 1995
                                Market Portfolio

                                Retirement Money Market          September 14, 1995
                                Portfolio

Fidelity Oxford Street Trust    Fidelity Four-in-One Index Fund  June 26, 1999

Fidelity Phillips Street Trust  Fidelity Cash Reserves           December 1, 1994

                                Fidelity U.S. Government         September 14, 1995
                                Reserves

Fidelity Select Portfolios      Money Market Portfolio           December 1, 1994

Fidelity Summer Street Trust    Fidelity Capital & Income Fund   December 1, 1994

Fidelity School Street Trust:   Fidelity Strategic Income Fund   March 19, 1998

Fidelity Union Street Trust     Spartan Ginnie Mae Fund          December 1, 1994

Fidelity Union Street Trust II  Fidelity Daily Income Trust      December 1, 1994

Newbury Street Trust            Prime Fund - Daily Money Class   September 14, 1995

                                Prime Fund - Capital Reserves    September 18, 1997
                                Class

                                Treasury Fund - Daily Money      September 14, 1995
                                Class

                                Treasury Fund - Advisor B Class  September 14, 1996

                                Treasury Fund - Capital          September 18, 1997
                                Reserves Class

Variable Insurance Products     High Income Portfolio            December 1, 1994
Fund

                                Money Market Portfolio           September 14, 1995

Variable Insurance Products     Investment Grade Bond Portfolio  December 1, 1994
Fund II


(1) Fidelity Target Timeline 1999 has been liquidated as of October 4,
1999.

Each of the Investment        The Bank of New York
Companies
listed on this Appendix "A",
on behalf
of each of their respective
Portfolios



[SIGNATURE LINES OMITTED]






Exhibit g(6)

FORM OF
Appendix "B"
To
Custodian Agreement
Between
The Bank of new York and Each of the Investment
Companies Listed on Appendix "A" thereto
Dated as of _________

 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of December 1, 1994 (the "Custodian Agreement"):

A.  Additional Custodians

    CUSTODIAN               PURPOSE

    Bank of New York        FICASH

                            FITERM

B.  Special Subcustodians:

    SUBCUSTODIAN            PURPOSE

    Bank of New York        FICASH

    Chemical Bank, N.A.     Third Party Repurchase
                            Agreements*

    Citibank, N.A.          Global Bond Certificates**

____________________________
* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

FUND                            PORTFOLIO

Fidelity Institutional Cash     U.S. Treasury Portfolio II
Portfolios

Fidelity Hereford Street Trust  Spartan Money Market Fund

Fidelity Select Portfolios      Money Market Portfolio

Fidelity Union Street Trust II  Fidelity Daily Income Trust

                                Spartan World Money Market Fund

Fidelity Phillips Street Trust  Fidelity Cash Reserves

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C.  Foreign Subcustodians:

COUNTRY         FOREIGN SUBCUSTODIAN             DEPOSITORY

Argentina       BankBoston, N.A., Buenos Aires   Caja de Valores, S.A.

                                                 Central de Registracion y

                                                 Liquidacion de Instrumentos de

                                                 Endendamiento Publico (CRYL)

                Banco Santander Central
                Hispano, S.A.

Australia       Australia and New Zealand        Austraclear Limited
                Banking

                Group Ltd. (ANZ), Melbourne

                National Australia Bank Ltd.,    The Reserve Bank Information
                Melbourne                        and

                Commonwealth Custodian           Transfer System (RITS)
                Services Limited

                                                 The Clearing House Electronic

                                                 Sub-register system

Austria         Creditanstalt - Bankverein,      Osterreichische Kontrollbank

                Vienna                           Aktiengesellschaft (OEKB)

Bahrain         British Bank of the Middle
                East (BBME)

Bangladesh      Standard Chartered Bank PLC,     None
                Dhaka

Belgium         Banque Bruxelles Lambert,        Caisse Interprofessionnelle
                                                 de Depot

                Brussels                         et de Virement de Titres (CIK);

                                                 Banque Nationale de Belgique

Bermuda         Bank of Bermuda Ltd. (BBL)

Botswana        Stanbic Bank Botswana Ltd.,      None
                Gabarone

                Barclays Bank of Botswana Ltd.

Brazil          BankBoston, N.A.,                Sao Paulo Stock Exchange

                Sao Paulo                        (BOVESPA/CALISPA); Sistema

                                                 Especial de Liquidacao e
                                                 Custodia

                                                 (SELIC);

                                                 Rio de Janeiro Exchange (BVRJ);

                                                 Camara de Liquidacao e Custodia

                                                 S.A (CLC);

                                                 Central de Custodia e
                                                 Liquidacao

                                                 Financeira de Titulos (CETIP)

                                                 Companhia Brasleira de
                                                 Liquidacao e Custodia

Bulgaria        ING Bank N.V. (ING)              The Central Depository AD (and)

                                                 Bulgarian National Bank

Canada          Royal Bank of Canada             Canadian Depository for
                                                 Securities,

                                                 Ltd. (CDS)

Chile           BankBoston, N.A., Santiago       Deposito Central de Valores
                                                 (DCV)

China-          Standard Chartered Bank,         Shanghai Securities Central
Shanghai        Shanghai                         Clearing

                                                 & Registration Corp. (SSCCRC)

China-          Standard Chartered Bank,         Shenzhen Securities Central
Shenzhen        Shenzhen                         Clearing

                                                 Co. (SSCC)

Colombia        Cititrust Colombia S.A.,         Deposito Central de Valores
                Sociedad Fiduciaria,             (DCV);

                Bogota                           Deposito Centralizado de
                                                 Valores

                                                 (DECEVAL)

Cyprus          Bank of Cyprus

Czech Republic  Ceskoslovenska Obchodnibanka,    Securities Center (SCP);

                 S.A., Prague                    Czech National Bank

Denmark         Den Danske Bank, Copenhagen      Vaerdipapircentralen-VP Center

Ecuador         Citibank, N.A., Quito            None

Egypt           Citibank, N.A., Cairo            Misr for Clearing, Settlement &

                                                 Depository (MCSD)

Finland         Merita Bank Ltd., Helsinki       Finnish Central Securities

                                                 Depository Limited (CSD)

France          Banque Paribas, Paris            SICOVAM;

                                                 Banque de France

                Credit Commercial de France,
                Paris

Germany         Dresdner Bank AG, Frankfurt      Deutsche Borse Clearing (DBC)

Ghana           Merchant Bank (Ghana) Ltd.,      None
                Accra

                Barclays Bank of Ghana Limited

Greece          Paribas - Athens                 Apothetirio Titlon A.E.

                                                 The Bank of Greece

Hong Kong       The Hongkong & Shanghai Banking  Central Clearing & Settlement

                                                 System (CCASS)

                                                 The Central Money Markets Unit

                                                 (CMU)

Hungary         Citibank Budapest Rt.            Central Depository & Clearing
                                                 House

                                                 (Budapest) Ltd. (KELER Ltd.)

India           Hongkong & Shanghai Banking      National Securities Depository
                Corp. Ltd.,

                Mumbai                           Limited (NSDL)

                Deutsche Bank AG, Mumbai         Reserve Bank of India

Indonesia       Hongkong & Shanghai Banking      None
                Corp. Ltd.,

                Jakarta                          Bank Indonesia

Ireland         Allied Irish Banks, plc.,        Gilt Settlement Office (GSO);
                Dublin

                                                 CREST

Israel          Bank Leumi Le-Israel, B.M.,      Tel-Aviv Stock Exchange
                Tel Aviv

                                                 (TASE) Clearinghouse Ltd.

Italy           Banca Commerciale Italiana,      Monte Titoli S.p.A.;
                Milan

                Banque Paribas, Milan            Banca d'Italia

Ivory Coast     Societe Generale de Banques

                en Cote d'Ivoire, Abidjan

Japan           Yasuda Trust & Banking Co. Ltd.  Japan Securities Depository
                                                 Center

                Fuji Bank, Ltd., Tokyo           (JASDEC);

                Bank of Tokyo - Mitsubishi,      Bank of Japan
                Ltd., Tokyo

Jordan          British Bank of the Middle       None
                East, Jordan, Amman

Kenya           Stanbic Bank Kenya Ltd.,         The Central Bank of Kenya
                Nairobi

                Barclays Bank of Kenya Ltd.

Lebanon         British Bank of the Middle       Midclear
                East, Beirut

                                                 The Central Bank of Lebanon

Luxembourg      Banque Internationale a          None
                Luxembourg, Luxembourg

                Banque et Caisse d'Epargne de
                l'Etat Luxembourg,

                Luxembourg

Malaysia        Hongkong Bank Malaysia Berhad,   Malaysian Central Depository
                                                 Sdn.

                Kuala Lumpur                     Bhd. (MCD)

Mauritius       HongKong & Shanghai Banking      The Central Depository &
                Corp., Ltd.

                Port Louis                       Settlement Co. Ltd. (CDS)

Mexico          Banco Nacional de Mexico         Institucion para el Deposito de
                S.A., Mexico, D.F.

                                                 Valores- S.D. INDEVAL, S.A. de

                                                 C.V.

Morocco         Banque Commerciale du Maroc,     MAROCLEAR
                Casablanca

Namibia         Standard Bank Namibia Ltd.,      None
                Windhoek

Netherlands     MeesPierson N.V.                 Nederlands Centraal Instituut
                                                 voor

                                                 Giraal Effectenverkeer  BV

                                                 (NECIGEF)/KAS Associatie, N.V.

                                                 (KAS)

New Zealand     Australia and New Zealand        New Zealand Securities
                Banking                          Depository

                Group Ltd. (ANZ)                 Limited (NZCDS)

Norway          Den norske Bank, Oslo            Verdipapirsentralen (VPS)

Oman            British Bank of the Middle       Muscat Securities Market
                East (BBME)

                                                 The Central Depository
                                                 Company of

                                                 Pakistan

Pakistan        Standard Chartered Bank,         State Bank of Pakistan
                Karachi

Peru            Citibank, N.A., Lima             Caja de Valores (CAVAL)

                                                 Banco Central de Reserva del
                                                 Peru

Philippines     Hongkong & Shanghai Banking      The Philippines Central
                Corp. Ltd.,                      Depository

                                                 Registry of Scripless
                                                 Securities

                Manila                           Inc. (PCD)

Poland          Bank Handlowy W. Warzawie,       National Depository of
                S.A., Warsaw                     Securities;

                                                 National Bank of Poland

Portugal        Banco Comercial Portugues,       Central de Valores Mobiliaros
                S.A.,

                Lisbon                           (Interbolsa)

Romania         ING Bank N.V., Bucharest         National Company for Clearing,

                                                 Settlement & Depository for

                                                 Securities (SNCDD)

                                                 Bucharest Stock Exchange (BSE)

                                                 National Bank of Romania

Russia          Credit Suisse First Boston       Moscow Interbank Currency
                (Moscow) Ltd.

                                                 Exchange Clearinghouse (MICEX)

                United Export Bank, Moscow

                                                 National Depository Center

                                                 Rosvneshtorgbank

Singapore       United Overseas Bank, Singapore  Central Depository Pte Ltd.
                                                 (CDP)

                The Development Bank of          Monetary Authority of Singapore
                Singapore Ltd.,

                Singapore

Slovak          Ceskowslovenska Obchodna         Stredisko Cennych Papierov
Republic        Banka, A.S.,                     (SCP);

                Bratislava                       National Bank of Slovakia (NBS)

Slovenia        Banka Creditanstalt D.D.,        Central Klirnisko Depotna
                Ljubljana

                                                 Druzba d.d. (KDD)

South Africa    Standard Bank of South Africa    Central Depository (Pty) Ltd.
                Ltd.,                            (CD)

                Johannesburg                     STRATE

                Standard Corporate & Merchant
                Bank

South Korea     Standard Chartered Bank, Seoul   Korean Securities Depository
                                                 (KSD)

Spain           Banco Bilbao Vizcaya,            Servicio de
                                                 Compensacion y

                Madrid                           Liquidacion de Valores
                                                 (SCLV);

                                                 Banco de Espana

Sri Lanka       Standard Chartered Bank,         Central Depository System,
                Colombo                          (Pvt)

                                                 Limited (CDS)

Swaziland       Stanbic Bank Swaziland Ltd.,     None
                Mbabane

Sweden          Skandinaviska Enskilda           Vardepappercentralen VPC AB
                Banken, Stockholm

Switzerland     Bank Leu Ltd., Zurich            Schweizerische Effecten- Giro
                                                 A. G.

                Union Bank of Switzerland,       (SEGA)
                Zurich

                Credit Suisse First Boston

Taiwan          Hongkong and Shanghai Banking    Taiwan Securities Central
                Corp., Ltd.,                     Depository

                                                 Central Bank of China

                Taipei                            Co., Ltd., (TSCD)

Thailand        Standard Chartered Bank,         Thailand Securities Depository
                Bangkok

                                                 Company (TSD)

                Bangkok Bank Public Company

                Limited, Bangkok

Transnational                                    Cedel Bank Societe Anonyme,

                                                 Luxembourg

                                                 Euroclear Clearance System

                                                 Societe Cooperative, Belgium

Turkey          Citibank, N.A., Instanbul        Takas ve Saklama A.S., (TvS);

                Osmanli Bankasi A.S.             Central Bank of Turkey

                (Ottoman Bank) Instanbul

United          The Bank of New York, London     Central Gilts Office (CGO)
Kingdom

                                                 Central Moneymarkets Office
                                                 (CMO)

                                                 CREST

Uruguay         BankBoston, N.A., Montevideo     None

Venezuela       Citibank, N.A., Caracas          The Caja Venezolana de Valores

                                                 (CVV)

                                                 Central Bank of Venezuela

Zambia          Stanbic Bank Zambia Ltd.,        Lusaka Stock Exchange
                Lusaka

                Barclays Bank of Zambia Ltd.     Bank of Zambia

Zimbabwe        Stanbic Bank Zimbabwe Ltd.,      None
                Harare

                Barclays Bank of Zimbabwe Ltd.


Each of the Investment Companies Listed on Appendix "A" to the
Custodian Agreement, on Behalf of each of Their Respective Portfolios

[SIGNATURE LINES OMITTED]
_______________________
________________________
_____________________

Exhibit g(6)

FORM OF
[FMR CO. LETTERHEAD]

        [Date]

The Bank of New York
90 Washington Street
New York, NY  10286
Attn:  Michael K. Solo

Re: Addendum to Custodian Agreement, dated as of December 1, 1994, between The Bank of New York and each of the Investment Companies listed on Appendix "A" attached thereto

Ladies and Gentlemen:

 This letter agreement shall serve as an addendum to the Custodian Agreement (the "Custodian Agreement"), effective as of December 1, 1994, between The Bank of New York (the "Custodian") and each of the Investment Companies listed on Appendix "A" attached thereto, as the same may be amended from time to time (each a "Fund" and collectively, the "Funds"), on behalf of each of their respective series portfolios listed on such Appendix "A" (each a "Portfolio" and collectively, the "Portfolios"). This Addendum shall also apply to any future Fund or Portfolio added to Appendix A in accordance with the terms of the Custodian Agreement. Capitalized terms not otherwise defined herein shall have the meanings specified in the Custodian Agreement.

 Pursuant to an exemptive order granted by the Securities and Exchange Commission on October 16, 1996, each Portfolio may invest up to 25% of its total net assets in shares of certain other open-end mutual funds (the "Central Funds") managed by Fidelity Management & Research Company ("FMR") or its affiliates or successors. The Funds, on behalf of each of their respective Portfolios, and the Custodian hereby agree that the Custodian shall maintain custody of the Portfolios' investments in Central Fund shares in accordance with the following provisions:

 1. Manner of Holding Central Fund Shares. Notwithstanding the provisions of Section 2.02 of the Custodian Agreement, the Custodian is hereby authorized to maintain the shares of the Central Funds owned by the Portfolios in book entry form directly with the transfer agent or a designated sub-transfer agent of each such Central Fund (a "Central Fund Transfer Agent"), subject to and in accordance with the following provisions:

 a. Such Central Fund shares shall be maintained in separate custodian accounts for each such Portfolio in the Custodian's name or nominee, as custodian for such Portfolio.

 b. The Custodian will implement appropriate control procedures (the "Control Procedures") to ensure that (i) that only authorized personnel of the Custodian will be authorized to give instructions to a Central Fund Transfer Agent in connection with a Portfolio's purchase or sale of Central Fund shares, (ii) trade instructions sent to a Central Fund Transfer Agent are properly acknowledged by the Central Fund Transfer Agent, and (iii) the Central Fund Transfer Agent's records of each Portfolio's DAILY TRADE ACTIVITY IN CENTRAL FUND SHARES, AND FIDELITY ACCOUNTING AND CUSTODY SERVICES' records of each Portfolio's holdings of Central Fund shares, are properly reconciled with the Custodian's records.

 2. Purchases of Central Fund Shares. Notwithstanding the provisions of Section 2.03 of the Custodian Agreement, upon receipt of Proper Instructions, the Custodian shall pay for and receive Central Fund shares purchased for the account of a Portfolio, provided that (i) the Custodian shall only send instructions to purchase such shares to the Central Fund's transfer agent in accordance with the Control Procedures ("Purchase Instructions") upon receipt of Proper Instructions from FMR's trading operations, and (ii) the Custodian shall release funds to the Central Fund Transfer Agent only after receiving ACKNOWLEDGMENT from the Central Fund Transfer Agent that it has received the Purchase Instructions.

 3. Sales of Underlying Fund Shares. Notwithstanding the provisions of Section 2.05 of the Custodian Agreement, upon receipt of Proper Instructions, the Custodian shall release Central Fund shares sold for the account of a Portfolio, provided that (i) the Custodian shall only send instructions to sell such shares to the Central Fund Transfer Agent in accordance with the Control Procedures ("Sell Instructions") upon receipt of Proper Instructions from FMR's trading operations, and
(ii) such Sell Instructions shall be properly confirmed by the Central Fund Transfer Agent.

 4. Fee Schedule. Notwithstanding the provisions of the fee schedule currently in effect pursuant to Article VI of the Custodian Agreement, the Custodian will charge each Portfolio $7.00 for each transaction in Central Fund shares by such Portfolio. Such $7.00 transaction fee will cover all services (other than corresponding wire transfers) to be performed by the Custodian in connection with transactions in Central Fund shares by the Portfolios. All other account activity by the Portfolios will be charged in accordance with the fee schedule in effect from time to time in accordance with the terms of Article VI of the Custodian Agreement, provided that, notwithstanding anything herein to the contrary, the Custodian will not charge any Asset Fee with respect to the assets of the Portfolios invested in the Central Funds.

 5.  Other Provisions of the Custodian Agreement Remain in Effect.
The terms of this Addendum apply solely to shares of the Central Funds held in custody by the Custodian on behalf of the Portfolios. Notwithstanding anything herein to the contrary, this Addendum shall have no force or effect upon the terms and conditions of the Custodian Agreement, except to the extent such terms and conditions are expressly modified or supplemented by the provisions of this Addendum in respect of shares of the Central Funds held by the Portfolios.

 If you are in agreement with the foregoing, please execute the enclosed counterpart to this letter and return it to the undersigned, whereupon this letter shall become an binding Addendum to the Custodian Agreement, enforceable by the Custodian and the Fund in accordance with its terms.

Each of the Investment Companies Listed on Appendix "A" to the
Custodian Agreement, on Behalf of Each of Their Respective Portfolios

[SIGNATURE LINES OMITTED]


Exhibit g(6)

FORM OF
[FMR CO. LETTERHEAD]

        [Date]

The Bank of New York
90 Washington Street
New York, New York 10286
Attn: Mayra Adonnino

Re: Amendment to the Fee Schedule to Custodian Agreement Dated as of December 1, 1994, Between the Bank of New York and Each of the Fidelity Funds Listed on Appendix "A" Attached Thereto

Dear Madams and Sirs:

Pursuant to Article VI of the Custodian Agreement, dated as of December 1, 1994, between the Bank of New York (the "Custodian") and each of the Fidelity Funds listed on Appendix A attached thereto (each a "Fund" and collectively the "Funds") (the "Custodian Agreement"), and to Section 1 of the Letter Agreement dated as of May 12, 1998 setting forth the fee schedule to the Custodian Agreement (the "Fee Schedule", enclosed), the parties to the Custodian Agreement hereby agree to amend the Fee Schedule as follows:

 1. Effective July 1, 1999, the charge of $7.00 for purchases and sales by a Fidelity "fund of funds" of shares of another Fidelity Fund, which previously applied to the Fidelity Freedom Funds, should also apply to Fidelity Four-In-One Index Fund and to any other fund identified by the Fidelity Funds as a "fund of funds".

2. Effective April 1, 1999, the transaction fee for transactions between Fidelity Funds in connection with a merger of such funds shall be $5.00 regardless of the type of security involved.

This letter shall be governed by and construed in accordance with the terms and provisions of the Custodian Agreement.

If you are in agreement with the foregoing, please countersign this letter and return it to the undersigned.

        Each of the Fidelity Funds
        Listed on Schedule "A" to the
        Custodian Agreement, on Behalf
        Of Each of Their Respective
        Portfolios

        [SIGNATURE LINES OMITTED]